Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

LUCID GROUP, INC.

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A common stock, par value $0.0001 per share (“common stock”)
	Equity	Preferred stock
	Equity	Depositary shares
	Debt	Debt securities
	Other	Warrants
	Other	Purchase contracts
	Other	Units
	Unallocated (Universal) Shelf	-	457(o)	(1)	(2)	$8,000,000,000.00	$92.70 per million	$741,600.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$8,000,000,000.00		$741,600.00
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$741,600.00

(1)	There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate number of depositary shares, such indeterminate principal amount of debt securities, such indeterminate number of warrants, such indeterminate number of purchase contracts and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $8,000,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $8,000,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock, of depositary shares, warrants, purchase contracts and units, and such indeterminate principal amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange or pursuant to the antidilution provisions of any such securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock, and of depository shares, as may be issuable with respect to the shares being registered hereunder as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3 under the Securities Act.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(3)		Maximum Aggregate Offering Price of Securities Previously Registered		Form Type	File Number	Initial Effective Date
Equity	Common stock	44,350,000	(4)	$510,025,000.00	(5)	S-1	333-258348	08/24/2021
Equity	Common stock	1,189,450,445	(6)	$28,011,557,979.75	(7)	S-1	333-258348	08/24/2021
Other	Warrants to purchase shares of common stock	44,350,000	(8)	-		S-1	333-258348	08/24/2021

(3)	Pursuant to Rule 416 under the Securities Act, the amount of securities previously registered includes such indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(4)	Consists of an aggregate of 44,350,000 shares of common stock, consisting of (a) 42,850,000 shares of common stock issuable upon exercise of the Private Placement Warrants (as defined herein) by the holders thereof and (b) 1,500,000 shares of common stock issuable upon exercise of the Working Capital Warrants (as defined herein) by the holders thereof.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act based on the exercise price of $11.50 of the Private Placement Warrants and Working Capital Warrants.

(6)	Consists of 1,189,450,445 shares of common stock registered for resale by the Selling Securityholders (as defined herein), consisting of (i) 1,115,163,848 issued and outstanding shares of common stock, (ii) 29,936,597 shares of common stock subject to vesting and/or exercise of the assumed Lucid Equity Awards (as defined herein) and (iii) 44,350,000 shares of common stock issuable upon exercise of the Private Placement Warrants and the Working Capital Warrants.

(7)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $23.55 per share, which is the average of the high and low prices of shares of common stock on July 23, 2021 on the New York Stock Exchange.

(8)	Represents the resale of 42,850,000 Private Placement Warrants and 1,500,000 Working Capital Warrants held by certain of the Selling Securityholders.

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